                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                              FORM 8-K


                              CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                              July 21, 1997



                         MEDICAL RESOURCES, INC.
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          (Exact name of registrant as specified in its charter)



        Delaware             0-20440             13-3584552
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    (State or other        (Commission            (I.R.S. Employer
    jurisdiction)          File Number)         Identification No.)


          155 State Street, Hackensack, New Jersey       07601
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    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (201) 488-6230


                                   N/A
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(Former name and former address, if changed since last report)

Item 5.   Other Events.

          On July 21, 1997. Medical Resources, Inc. (the "Company") completed a private placement of $18,000,0000 of a newly designated Series C Convertible Preferred Stock (the "Preferred Stock") to an institutional investor. The Preferred Stock was sold pursuant to an exemption from the registration requirements of the Securities Act of 1933.

          The face amount of the Preferred Stock accrues at a rate of 3% per annum from the closing date to the conversion date. The Preferred Stock is convertible from time to time into the Company's Common Stock at a price equal to the lesser of (i) an amount equal to 100% of the average of the closing bid prices of the Company's Common Stock for the five consecutive trading days ending on the fifth trading day preceding a notice of conversion and (ii) $20.70. The Company has agreed to file a registration statement under the Securities Act of 1933 covering the shares of Common Stock issuable upon conversion of the Preferred Stock issued in the private placement. Subject to certain limitations, the Company may require the conversion of all the outstanding Preferred Stock beginning 180 days following the date such registration statement is declared effective by the Securities and Exchange Commission. The Company intends to use the net proceeds of the private offering to fund acquisitions and for working capital and general corporate purposes.

          Reference is made to the Certificate of Designations, Preferences and Rights of the Company's Series C Convertible Preferred Stock and related agreements, filed as exhibits hereto, for a full description of the terms and provisions of the Preferred Stock and the terms of the private placement described above.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.


Exhibit No.    Description

4(a) Certificate of Designations, Preferences and Rights of the Company's Series C Convertible
               Preferred Stock.

10(a)          Securities Purchase Agreement, dated as of
               July 21, 1997, between the Company and RGC
               International Investors, LDC.

10(b)          Registration Rights Agreement, dated as of
               July 21, 1997, between the Company and RGC
               International Investors, LDC.

99(a)          Press release issued on July 23, 1997.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         MEDICAL RESOURCES, INC.
                         Registrant


                         By: /s/ John P. O'Malley III
                         -------------------------------
                         Name:  John P. O'Malley III
                         Title: Executive Vice President - Finance


Date:  July 23, 1997

<EX.4a>
                    CERTIFICATE OF DESIGNATIONS,
                    PREFERENCES AND RIGHTS

                              of

               SERIES C CONVERTIBLE PREFERRED STOCK

                              of

                    MEDICAL RESOURCES, INC.

     (Pursuant to Section 151 of the General Corporation
               Law of the State of Delaware)

Medical Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on July 21, 1997 pursuant to authority of the Board of Directors as required by Section 151(g) of the General Corporation Law of the State of Delaware:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series C Convertible Preferred Stock:

I.  Designation and Amount

     The designation of this series, which consists of 18,000 shares of Preferred Stock, is Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

II.  Rank

          The Series C Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created other than "Pari Passu Securities" and "Senior Securities" (collectively, with the Common Stock,
"Junior Securities"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series C Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series C Preferred Stock obtained in accordance with
Article IX hereof, unless the market capitalization of the Company's Common Stock exceeds $300,000,000 based on the ten (10) Trading Day average ending one (1) day prior to the date on which the Board of Directors approve of the issuance of such class or series of capital stock, in which case such consent will not be required) specifically ranking, by its terms, senior to the Series
C Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III.  Dividends

          The Series C Preferred Stock shall not bear any dividends. In no event, so long as any Series C Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a class.

IV.  Liquidation Preference

          A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty
(30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the

Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series C Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

          B. At the option of the Corporation, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to 115% of the Liquidation Preference with respect to each outstanding share of Series C Preferred Stock in accordance with and subject to the terms of this Article IV or
(ii) be treated pursuant to Article VI.C(c) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series C Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, plus
(ii) an amount equal to three percent (3%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

V. Redemption

          A.   If any of the following events (each, a "Default
Event") shall occur:

               (i) The Corporation fails to issue shares of Common Stock to the holders of Series C Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least ninety
(90) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of July 21, 1997, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series C Preferred Stock upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement dated as of July 21, 1997, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Section 5 of the Purchase Agreement (or makes any announcement that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement not to honor its obligations shall not be rescinded) for twenty (20) business days after notice of such failure is received by the Corporation;

               (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to January 31, 1997 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any three (3) month period (excluding Allowed Delays, as defined in Section 3(f) of the Registration Rights Agreement) after such Registration Statement becomes effective;

               (iii)       The Corporation shall fail to maintain
the listing of the Common Stock on the Nasdaq National Market
("Nasdaq"), the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least sixty (60) days;

then, upon the occurrence and during the continuation of any Default Event specified in subparagraphs (i), (ii) or (iii) after the holders of at least 50% of the then outstanding shares of Series C Preferred Stock have given written notice (the "Optional Redemption Notice") to the Corporation of such Default Event, the Corporation shall either (i) pay the holder an amount equal to the Default Amount (as defined below) multiplied by the number of shares of Series C Preferred Stock held by such holder on the date of the Optional Redemption Notice or (ii) purchase each holder's shares of Series C Preferred Stock for an amount per share equal to the greater of (1) 115% multiplied by the sum of (a) the Stated Value of the shares to be redeemed, plus (b) an amount equal to three percent (3%) per annum of such Stated Value for the period beginning on the issuance of such shares and ending on the date of payment of the Optional Redemption Amount (as defined herein) (the "Optional Redemption Date") and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (treating the Trading Day immediately preceding the Optional Redemption Date as the "Conversion Date" (as hereinafter defined), unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the closing sale price for the Common Stock on the principal trading market for such shares on such "Conversion Date" (the greater of such amounts being referred to as the "Optional Redemption Amount"). "Default Amount" shall mean One Hundred U.S. Dollars ($100) except when the Default Amount is payable in connection with a willful failure by the Corporation to fulfill its obligations described in Article V.A.(i), including without limitation, a willful failure to issue Common Stock upon conversion of Series C Preferred Stock in accordance with the terms of Article VI hereof, in which case the Default Amount shall be Two Hundred Fifty U.S. Dollars ($250). The choice of which to pay (the Default Amount or Optional Redemption Amount) shall be the Corporation's.

          In the case of a Default Event, if the Corporation fails to pay the Default Amount or the Optional Redemption Amount, as applicable, for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series C Preferred Stock shall have the right at any time, so long as the Default Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Default Amount or the Optional Redemption Amount, as applicable, with respect to each outstanding share of Series C Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Default Amount or the Optional Redemption Amount, as applicable, divided by the Conversion Price then in effect. Payment of the Default Amount shall not affect the holders ongoing rights with respect to the then outstanding shares of Series C Preferred Stock or the rights of such holders to pursue alternate damages in respect of the events giving rise to such payments.

          B. If the Series C Preferred Stock ceases to be convertible as a result of the limitations described in the second paragraph of Article VI.A below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within ninety (90) days of, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of the Conversion Shares by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series C Preferred Stock that were issued upon conversion of Series C Preferred Stock) or (ii) received other permission pursuant to Nasdaq Requirement 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series C Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series C Preferred Stock, in accordance with this Article V.B. An irrevocable notice of redemption (the "Redemption Notice") shall be delivered promptly to the holders of Series C Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A below) has been issued upon exercise of the Series C Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series C Preferred Stock and (3) the Optional Redemption Date, which shall be a date within five (5) business days of the date of the Redemption Notice. On the Optional Redemption Date, the Corporation shall make payment equal to one hundred percent (100%) of the Liquidation Preference (as defined in Section IV.C.) with respect to each outstanding share of Series C Preferred Stock in cash.

VI.  Conversion at the Option of the Holder

          A. Each holder of shares of Series C Preferred Stock may, at its option at any time and from time to time after the date of issuance thereof, upon surrender of the certificates therefor, convert any or all of its shares of Series C Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of

Series C Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the sum of (a) the Stated Value thereof, plus, (b) the Premium Amount (as defined below), by (2) the then effective Conversion Price (as defined herein); provided, however, that, unless the Holder delivers a waiver in accordance with the immediately following sentence, and except for conversions on the Mandatory Conversion Date (as defined below), in no event shall a holder of shares of Series C Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period). The "Premium Amount" means the product of the Stated Value, multiplied by .03, multiplied by (N/365), where "N" equals the number of days elapsed from the date of issuance of the Series C Preferred Stock to and including the Conversion Date (as defined in Article VI.B. below).

          If it is determined (upon written notice from Nasdaq) that the provisions of Nasdaq Requirement 4460(i) are applicable to the issuance of Common Stock upon conversion of the Series C
Preferred Stock in accordance with this Article VI, then notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series C Preferred Stock equals
19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series C Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation (i) has obtained approval of the issuance of the Series C Preferred
Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common
Stock (not including any shares of Common Stock held by present or former holders of Series C Preferred Stock that were issued upon conversion of Series C Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Requirement 4460(i). For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series C Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series C Preferred Stock, the Maximum
Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article X below. In the event that Corporation obtains Stockholder Approval, the approval of The
Nasdaq Stock Market or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share
Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common
Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series C Preferred Stock represents at least seventy percent (70%) of the Maximum Share
Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series C Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series C Preferred Stock, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Optional Redemption Date in respect thereof.

          B. The "Conversion Price" shall be the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein)(in each case, subject to adjustment pursuant to the provisions of Article VI.C. below). The "Variable Conversion Price" shall mean the Market Price (as defined herein). "Market Price" shall mean 100% of the average of the daily closing bid prices of the Common Stock on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded (in each case, as reported by

Bloomberg, L.P. ("Bloomberg")), for the five (5) consecutive Trading Days (as defined herein) ending five (5) Trading Days prior to the date the Conversion Notice is sent by a holder to the Corporation via facsimile or other reasonable means of dispatch resulting in notice to the Corporation (the "Conversion Date"). "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The "Fixed Conversion Price" shall mean $20.70.

          C. The Conversion Price shall be subject to adjustment from time to time as follows:

               (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series
C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify its transfer agent ("Transfer Agent") of such change on or before the effective date thereof.

               (b) Adjustment to Variable Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when Series C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Mandatory Conversion of the Series C Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five (5) Trading Days used to determine the Variable Conversion Price. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

               (c)  Adjustment Due to Merger, Consolidation, Etc.
If, at any time when Series C Preferred Stock is issued and outstanding and prior to the conversion of all Series C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion of the Series C Preferred
Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series C Preferred Stock would have been entitled to receive in such transaction had the Series C Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series C Preferred Stock. The Corporation shall not effect any transaction described in this subsection (c) unless
(a) it first gives, to the extent practical, twenty (20) days' prior written notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series C Preferred Stock shall be entitled to convert the Series C Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (c). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

               (d)  Adjustment Due to Distribution.  Subject to
Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series C Preferred Stock shall be entitled, upon any conversion of shares of Series C Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

               (e) Purchase Rights. Subject to Article III, if at any time when any Series C Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property

(the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI.C, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

          D. In order to convert Series C Preferred Stock into full shares of Common Stock, a holder of Series C Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series C Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series C Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion;
and (ii) surrender the original certificates representing the Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series C Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

               (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

               (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two
(2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series C Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series C Preferred Stock not converted, if any.

          In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A. and in this Article VI.E., the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

               (c) No Fractional Shares. If any conversion of Series C Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Series C Preferred Stock shall be the next higher number of shares.

               (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series C Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series C Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

          F. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series C Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series C Preferred Stock, a sufficient number of authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series C Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock.

          If at any time a holder of shares of Series C Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same

Conversion Date, pro rata based on the ratio that the number of shares of Series C Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series C Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of
(i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default.

          Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

          G. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.


VII.  Mandatory Conversion

          So long as the Registration Statement is effective and there is not then a continuing Default Event, the Corporation may, at its sole option, on seven (7) Trading Days prior written notice to the holders of the Series C Preferred Stock, require that, on or after the first Trading Day following the date which is one hundred eighty (180) days after the date on which the Registration
Statement is declared effective (the date set forth in such notice being hereinafter referred to as the "Mandatory Conversion Date"), up to one hundred percent (100%) of the shares of Series C
Preferred Stock issued pursuant to the Purchase Agreement be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Mandatory Conversion").
Notwithstanding the foregoing, so long as the holders of Series C
Preferred Stock have not participated in any trading in the Common
Stock during the five (5) Trading Days immediately preceding the Mandatory Conversion Date, the price at which the Mandatory
Conversion will be effected shall be the lower of (i) the Conversion Price determined in accordance with Article VI.B and
(ii) 100% of the closing bid price of the Common Stock on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, on the Trading Day immediately preceding the Mandatory Conversion Date. The earliest date on which the Mandatory Conversion Date can occur shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series C
Preferred Stock that (i) conversions are restricted pursuant to
Section 4(l) of the Purchase Agreement, (ii) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration
Rights Agreement or otherwise, including during any Allowed Delay as described in the Registration Rights Agreement) or (iii) any Default Event (as defined in Article V.A.) exists, without regard to whether any cure periods shall have run. The Mandatory
Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder with respect to the conversion taking place thereon.


VIII.  Voting Rights

          The holders of the Series C Preferred Stock have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware ("DGCL"), in this
Article VIII, and in Article IX below.

          Notwithstanding the above, the Corporation shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty
(20) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

          To the extent that under the DGCL the vote of the holders of the Series C Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.
To the extent that under the DGCL holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.


IX.  Protective Provisions

          So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

               (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock;

               (b) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof,

"Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series C Preferred, unless the market capitalization of the Company's Common Stock exceeds $300,000,000 based on the thirty
(30) Trading Day average ending one (1) day prior to the date on which the Board of Directors approved the issuance of such class or series of capital stock;

               (c) increase the authorized number of shares of Series C Preferred Stock; or

               (d)  do any act or thing not authorized or
contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

          In the event holders of at least a majority of the then outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, pursuant to subsection (a) above, so as to affect the Series C Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series C Preferred Stock.

X.  Pro Rata Allocations

          The Maximum Share Amount and the Reserved Amount
(including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock then held by each holder relative to the total aggregate number of shares of Series C Preferred Stock then outstanding.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 21st day of July, 1997.


                                   MEDICAL RESOURCES, INC.



                                   By: /s/ William D. Farrell
                                   -------------------------------
                                      William D. Farrell
                                      Chief Operating Officer

EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series C Preferred Stock)

          The undersigned hereby irrevocably elects to convert shares of Series C Preferred Stock, represented by stock
certificate No(s).          (the "Preferred Stock Certificates")
into shares of common stock ("Common Stock") of Medical Resources, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series C Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

          The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.


               Date of Conversion:
                                   --------------------------------

               Applicable Conversion Price:
                                             ----------------------

               Number of Shares of
               Common Stock to be Issued:
                                        ---------------------------

               Signature:
                         ------------------------------------------

               Name:
                    -----------------------------------------------

               Address:
                         ------------------------------------------

*The Corporation is not required to issue shares of Common Stock until the original Series C Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.

<EX.10a)
                    SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 21, 1997, by and among Medical Resources, Inc., a Delaware corporation, with headquarters located at 155 State Street, Hackensack, New Jersey 07601 ("Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

     WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

B. The Company has authorized a new series of preferred stock, designated as its Series C Convertible Preferred Stock (the
Preferred Stock [ ]), having the rights, preferences and privileges set forth in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit "A" (the "Certificate of
Designation");

C. The Preferred Stock is convertible into shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

D. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of eighteen thousand (18,000) shares of Preferred Stock, for an aggregate purchase price of Eighteen
Million Dollars ($18,000,000);

E. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of shares of Preferred Stock set forth immediately below its name on the signature pages hereto; and

F. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "B" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

     NOW THEREFORE, the Company and each of the Buyers (severally and not jointly) hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED SHARES.

          a. Purchase of Preferred Shares. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of Series C Preferred Stock (collectively, together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares") and at the aggregate purchase price (the "Purchase Price") as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Preferred Shares shall take place at the closing (the "Closing"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, at the Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company the aggregate number of Preferred Shares which such Buyer is purchasing hereunder for the Purchase Price. The aggregate number of Preferred Shares to be issued at the Closing is Eighteen Thousand (18,000) for an aggregate purchase price of Eighteen Million Dollars ($18,000,000).

          b. Form of Payment. On the Closing Date (as defined below), (i) each Buyer shall pay the Purchase Price for the Preferred Shares to be issued and sold to it at the applicable Closing by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing the number of Preferred Shares which such Buyer is purchasing, and (ii) the Company shall deliver such certificate(s) against delivery of such Purchase Price.

          c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and
Section 7 below, the date and time of the issuance and sale of the Preferred Shares pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time on July 21, 1997 or such other mutually agreed upon time. The Closing shall occur on the Closing Date at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022.

     2.   BUYERS' REPRESENTATIONS AND WARRANTIES.

     Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

          a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Preferred Shares and the shares of Common
Stock issuable upon conversion thereof (the "Conversion Shares" and, collectively with the Preferred Shares, the "Securities") for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or exempt from the registration requirements thereof.

          b.   Accredited Investor Status.  The Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D.

          c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

          d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

          e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Securities made in reliance on Rule
144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter
(as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder
(in each case, other than pursuant to the Registration Rights Agreement). Except for transfers by a Buyer (i) to its "affiliates" (as defined under the 1934 Act (as defined herein)) or
(ii) to the holders of interests in Buyer upon a liquidation of Buyer's assets in accordance with its governing documents, the Preferred Stock may be transferred by a Buyer to a third party only with the prior written consent of the Company. Any such transferee of Preferred Stock shall provide the Company with the information and notices set forth in Section 9 of the Registration Rights
Agreement.

          g. Legends. The Buyer understands that the Preferred Shares and, until such time as the Conversion Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the Conversion Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such Security is so sold or transferred or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act
(or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities laws, including applicable prospectus delivery requirements, if any.

          h.   Authorization; Enforcement. This Agreement and the
Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms.

          i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each Buyer that:

          a. Organization and Qualification. The Company and each of its Material Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Material Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Material Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, assets, financial condition or reasonably foreseeable prospects of the Company or its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest. "Material Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest and which meets the significance test of Regulation S-X of the 1933 Act.

          b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificate of Designation) the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered and the Certificate of Designation has been or prior to the Closing will be duly filed by the Company, and (iv) each of this Agreement and the Certificate of Designation constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, such instrument will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock of which 21,524,493 shares are issued and outstanding, approximately 3,561,252 shares are reserved for issuance pursuant to the Company's stock option plans, approximately 1,592,813 shares are reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable for, or convertible into or exchangeable for shares of Common Stock and 2,087,000 shares are reserved for issuance upon conversion of the Preferred Shares (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 100,000 shares of preferred stock, approximately 128 of which shares are issued and outstanding (exclusive of the Preferred Shares). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule
3(c) or in the SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933

Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares or Conversion Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

          d. Issuance of Shares. The Preferred Shares and Conversion Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The term Conversion Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares upon conversion of the Preferred Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          e. No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation and the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except where such violation would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence and which the Company is required to obtain prior to the Closing Date, have been obtained or effected. The Company does not reasonably anticipate that the Common Stock will be delisted by the Nasdaq National Market ("Nasdaq") in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to such delisting by Nasdaq.

          f.   SEC Documents, Financial Statements.  Since December
31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange
Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and as amended by amendments filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has informed the Buyer that it has filed a resale registration statement with the SEC (Reg. No. 333-24865) and in connection with the review of such registration statement by the SEC, the SEC has provided comments to the Company which has required the Company to amend various SEC Documents. Such review may result in additional amendments to the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended
(subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, including in connection with acquisitions, subsequent to December 31, 1996 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          g. Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company or any of its Subsidiaries.

          h. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that could have a Material Adverse Effect.

          i. Disclosure. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purposes that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

          j. Acknowledgment Regarding Buyers' Purchase of Preferred Shares. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers, purchase of the Preferred Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

          k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of The Nasdaq Stock Market.

          l. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Arnhold and S. Bleichroeder, Inc., whose commissions and fees will be paid for by the Company.

     4.   COVENANTS.

          a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in
Section 6 and 7 of this Agreement.

          b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing
Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States
(or to obtain an exemption from such qualification), and shall provide evidence reasonably satisfactory to the Buyers of any such action so taken to each Buyer on or prior to the Closing Date.

          c. Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

          d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for acquisitions, working capital and general corporate purposes.

          e. Additional Equity Capital; Right of First Refusal. Subject to the exceptions described below, the Company agrees that during the period beginning on the date hereof and ending one hundred eighty (180) days after the date the registration statement to be filed pursuant to Section 2(a) of the Registration Rights Agreement (the "Registration Statement") is declared effective (the "Lock-Up Period"), the Company will not, without the prior written consent of a majority-in-interest of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that (i) involves the issuance of convertible securities or warrants that are convertible into or exercisable for an indeterminate number of shares of Common Stock or the issuance of an indeterminate number of shares of Common Stock pursuant to any similar contract, right or a mechanism, in each case, based upon the market price of the Common Stock at the time of conversion or exercise (a "Floating Rate Financing") and (ii) provides for the registration under the 1933 Act of public resales of the Common Stock referred to in clause (i) above within one hundred eighty (180) days of the date the Registration Statement is declared effective. In addition, subject to the exceptions described below, the Company will not conduct any Floating Rate Financing during the period beginning on the first day of the Lock-Up Period and ending two hundred seventy
(270) days after the date the Registration Statement is declared effective unless it shall have first delivered to each Buyer, at least fifteen (15) business days prior to the closing of such

Floating Rate Financing, written notice describing the proposed Floating Rate Financing, including the terms and conditions thereof, and providing each Buyer an option during the ten (10) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the number of Preferred Shares purchased by it hereunder bears to the aggregate number of Preferred Shares purchased hereunder) of the securities being offered in the Floating Rate Financing on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall apply to any transaction involving an equity line of credit based on an at-the-market continuous offering pursuant to Rule 415 under the 1933 Act so long a such equity issuance is a Floating Rate Financing. The Capital Raising Limitations shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by a majority of the Company's disinterested directors.

          f. Expenses. The Company shall reimburse Rose Glen Capital Management, L.P. ("RGC") for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, reasonable attorneys' and consultants' fees and expenses. The Company's obligation to reimburse RGC's expenses under this Section 4(f) shall be limited to Thirty-Five Thousand Dollars ($35,000).

          g. Financial Information. The Company agrees to send the following reports to each Buyer so long as such Buyer holds the Preferred Stock: (i) within twenty (20) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within two (2) days after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

          h. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith (based on the Conversion Price of the Preferred Shares in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares without the consent of each Buyer, which consent will not be unreasonably withheld. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon full conversion of the Preferred Shares (based on the Conversion Price of the Preferred Shares in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of the Preferred Shares, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

          i. Listing. The Company shall promptly secure the listing of the Conversion Shares (with the Nasdaq filing in respect thereof to be made no later than five (5) business days after the filing of the Registration Statement pursuant to Section 2(c) of the Registration Rights Agreement) upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion or exercise of the Preferred Shares. The Company will obtain and maintain the listing and trading of its Common Stock on Nasdaq, the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on Nasdaq.

          j. Corporate Existence. So long as a Buyer beneficially owns any Preferred Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and
(ii) is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

          k. Conversion Limitations. If the average closing sale price of the Common Stock over any ten (10) consecutive Trading Day period (the "Moving Market Price") is, at any time, less than seventy percent (70%) of the closing sale price of the Common Stock on the Closing Date (the "Closing Date Market Price"), upon written instruction from the Company (which the Company may limit in duration or revoke at any time), the Buyer will not, so long as the Moving Market Price is less than eighty-five percent (85%) of the Closing Date Market Price (but for no more than thirty (30) calendar days in the aggregate during the term that the Preferred Stock is outstanding), convert the Preferred Stock into Common Stock. If the Moving Market Price is less than seventy percent (70%) of the Closing Date Market Price for thirty (30) consecutive calendar days (with the last day of such 30-day period being referred to as the "Trigger Date"), the Company shall have the right to redeem (on one occasion only, exercisable by written notice to the holders of the Preferred Stock (the "Redemption Notice") within three (3) Trading Days of the Trigger Date), in whole or in part, the then outstanding Preferred Stock at an amount per share equal to the sum of (i) one hundred ten percent (110%) of the Stated Value (as defined in the Certificate of Designation) of each share to be redeemed plus (ii) three percent (3%) per annum of such Stated Value for the period beginning on the date of issuance of such shares and ending on the date of redemption. The term "Trading Day" shall have the meaning set forth in the Certificate of Designation. The Redemption Notice shall state (i) that the Company has irrevocably elected to redeem the number of shares of Preferred Stock, (ii) the date of redemption, which shall be a date within five (5) days of the date of the Redemption Notice (the "Redemption Date") and (iii) a calculation of the redemption price determined in accordance with this Section 4(b). If less than all of the shares of Preferred Stock will be redeemed, the redemption shall be pro rata among the holders thereof based on the number of shares held. The Preferred Stock shall not be convertible for the three (3) Trading Days following any Triggering Date and between the time of receipt of a timely Redemption Notice and the stated Redemption Date set forth therein.

          l. Volume Limitations. The Buyer will not sell in excess of the greater of (i) twenty-five percent (25%) of the weekly volume (calculated based on the five (5) consecutive Trading
Day period immediately prior to the date of any sale) in any given five (5) consecutive Trading Day period and (ii) on any given
Trading Day, twenty-five percent (25%) of the volume on such day.
The foregoing limitations will not apply to sales on Trading Days on which the Common Stock trades independently at a price equal to
(i) one hundred five percent (105%) or more of the average closing bid prices over the five (5) Trading Days immediately preceding such date and (ii) ninety percent (90%) or more of the closing bid price of the Common Stock on the Closing Date. In order to insure compliance with the provisions hereof, so long as the Buyer holds any shares of Preferred Stock, no later than the first Trading Day following the last Trading Day of the prior week, each Buyer shall deliver to the Company a compliance certificate, signed by an executive officer thereof, certifying that the limitations set forth herein have not been breached.

     5.   TRANSFER AGENT INSTRUCTIONS.

     The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon proper conversion or exercise of the Preferred Shares (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, if the Conversion Shares are not then registered under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable securities laws, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell the Preferred Shares to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          a. The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

          b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

          c. The Certificate of Designation shall have been accepted for filing with the Secretary of State of Delaware.

          d. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

          e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

     The obligation of each Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

          a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

          b. The Certificate of Designation shall have been accepted for filing with the Secretary of State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

          c. The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Preferred Shares being so purchased in accordance with Section 1(b) above.

          d. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

          e. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

          f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          g. Trading in the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

          h. The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "C" attached hereto.

          i. The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

     8.   GOVERNING LAW; MISCELLANEOUS.

          a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

          b. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

     If to the Company:

     Medical Resources, Inc.
     155 State Street
     Hackensack, New Jersey  07601
     Attention: William D. Farrell
                Chief Executive Officer
     Facsimile: (201) 488-8455

     With copy to:

     Werbel & Carnelutti
     A Professional Corporation
     711 Fifth Avenue
     New York, New York  10022
     Attention:  Stephen M. Davis, Esquire
     Facsimile : (212) 832-3353

     If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

     Each party shall provide notice to the other party of any change in address.

          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to the provisions of Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer.

          h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i. Survival; Enforcement. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company acknowledges that a breach by it of its obligations under Section 5 will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of Sections, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

          j. Publicity. The Company and each of the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

          k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


MEDICAL RESOURCES, INC.

By:   /s/ William D. Farrell
      -----------------------
      William D. Farrell
      President and Chief Operating Officer



RGC INTERNATIONAL INVESTORS, LDC
By:  Rose Glen Capital Management, L.P.
     By:  RGC General Partner Corp.

By:   /s/ Wayne D. Bloch
      -----------------------
      Wayne D. Bloch
      Managing Director


RESIDENCE:   Cayman Islands

ADDRESS:

     c/o Rose Glen Capital Management, L.P.
     440 E. Swedesford Road
     Suite 2025
     Wayne, PA  19087
     Facsimile:     (610) 971-2212
     Telephone:     (610) 902-0200


AGGREGATE SUBSCRIPTION AMOUNT:

     Number of Shares of Series C Convertible
     Preferred Stock:                                  18,000
     Aggregate Purchase Price:                    $18,000,000

<EX.10b)

                    REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 21, 1997, by and among Medical Resources, Inc., a Delaware corporation, with headquarters located at 155 State Street, Hackensack, New Jersey 07601 (the "Company"), and each of the undersigned (together with their respective affiliates and any assignee or transferee of all of their respective rights hereunder, the "Initial Investors").

     WHEREAS:

     A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors shares of its Series C Convertible Preferred Stock (the "Preferred Stock") that are convertible into shares (the "Conversion Shares") of the Company's common stock (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Preferences and Rights with respect to such Preferred Stock (the "Certificate of Designation"); and

     B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:

     1.   DEFINITIONS.

          a. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Investors" means the Initial Investors and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

               (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (iii)     "Registrable Securities" means the
Conversion Shares issued or issuable and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

               (iv) "Registration Statement" means a registration statement of the Company under the 1933 Act.

          b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2.   REGISTRATION.

          a. Mandatory Registration. The Company shall prepare, and, on or prior to the date which is fifteen (15) days after the date of the Closing under the Securities Purchase Agreement (the
"Closing Date") (but in no event earlier than ten (10) business days following the date on which the Company's previously filed Registration Statement on Form S-3 (File No. 333-24865) is declared effective by the SEC), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities underlying the Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Conversion Price of the Preferred Stock in accordance with the terms of the Certificate of Designation.
The number of shares of Common Stock initially included in such Registration Statement shall be no less than two (2) times the number of Conversion Shares that are then issuable upon conversion of the Preferred Stock without regard to any limitation on the Investor's ability to convert the Preferred Stock.

          b.   [Intentionally Omitted]

          c. Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC within one hundred (100) days after the Closing Date or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration
Statement, but excluding days during an Allowed Delay (as defined in Section 3(f) below) or (ii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Preferred Stock or Registerable Securities an amount equal to the aggregate Purchase Price (as defined below) of the outstanding shares of Preferred Stock ("Aggregate Share Price") multiplied by the Applicable Percentage (as defined below) times the sum of without duplication: (i) the number of months (prorated for partial months) after the end of such 100-day period and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration
Statement pursuant to Section 3(h) below in a reasonably prompt manner; (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this

Agreement, but excluding days during an Allowed Delay (as defined in Section 3(f) below)); and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on Nasdaq, Nasdaq SmallCap, NYSE or AMEX or that trading thereon is halted after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one (1) month after the end of such 100-day period, the Company would pay $15,000 for each $1,000,000 of Aggregate Share Price. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $20,000 for each $1,000,000 of Aggregate Share Price.) Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the "Conversion Price" (as defined in the Certificate of Designation). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities.
If the Investor desires to convert the amounts due hereunder into Registrable Securities, it shall so notify the Company in writing within two (2) business days of the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article VI of the Certificate of Designation), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) business days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period. The obligations of the Company to make payments under this Section 2(c) shall terminate upon the expiration of the Registration Period (as defined below), except for the obligations which have accrued prior to the expiration of the Registration Period. The term "Purchase Price" means the purchase price paid by the Investors for the Preferred Stock. The term "Applicable Percentage" means one and one-half-hundredths (.015) with respect to the first thirty (30) days of any calculation under clause (i) of the sentence in which the term is used, and two hundredths (.020) for any other purpose.

          d. Piggy-Back Registrations. Subject to the last sentence of this Section 2(d), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-
4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable
Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of the Registration Statement to be filed pursuant to
Section 2(a) in accordance with the terms of this Agreement.

          e. Eligibility for Form S-3. The Company represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investors of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     3.   OBLIGATIONS OF THE COMPANY.

     In connection with the registration of the Registrable
Securities, the Company shall have the following obligations:

          a. The Company shall prepare promptly, and file with the SEC not later than fifteen (15) days after the Closing Date (but in no event earlier than ten (10) business days following the date on which the Company's previously filed Registration Statement on Form S-3 (File No. 333-24865) is declared effective by the SEC), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the 1933 Act (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

          b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable
Securities issued or issuable upon conversion of the Preferred
Stock, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The provisions of Section 2(c) above shall be applicable with respect to such obligation, with the one hundred (100) days running from the day after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor.

          c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify each Investor by facsimile of the effectiveness of the Registration Statement or any post-effective amendment.

          d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

          e.   [Intentionally Omitted]

          f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided that, for not more than five (5) consecutive trading days (or a total of not more than twenty (20) trading days during the time the Preferred Stock is outstanding), the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interests of the Company and, in the opinion of counsel to the Company, otherwise required (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to an Allowed Delay and (ii) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

          g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof.

          h. The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The sections of the Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

          i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety
(90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

          j.   [Intentionally Omitted]

          k. At the sole cost of the requesting Investor, upon reasonable advance notice and during normal business hours of the Company, the Company shall make available for inspection by (i) any Investor, (ii) one firm of attorneys or other agents retained by the Initial Investors, and (iii) one firm of attorneys or other agents retained by all other Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or
(c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

          l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          m. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq or, if not eligible for the Nasdaq on the Nasdaq SmallCap and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

          n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.
          o. The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as Exhibit 1 and an authorization of such counsel in the form attached hereto as
Exhibit 2.

     4.   OBLIGATIONS OF THE INVESTORS.

     In connection with the registration of the Registrable
Securities, the Investors shall have the following obligations:

          a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          c.   [Intentionally Omitted]

          d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

     5.   EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Initial Investors pursuant to Section 3(h) hereof (subject, in the case of fees of counsel to the Investors, to the aggregate cap on expenses set forth in Section 4(f) of the Securities Purchase Agreement) shall be borne by the Company.

      6.  INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to
Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section
6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such

Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Initial Investors), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7.   CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8.   REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          a. make and keep public information available, as those terms are understood and defined in Rule 144;

          b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9.   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall be assignable by the Investors to any transferee of all or any portion of Registrable Securities, subject to the restrictions on transfer of the Securities set forth in Section 8(g) of the Securities Purchase Agreement, and if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time prior to such assignment, (ii) the Company is, within a reasonable time prior to such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein,
(v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and
(vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

     10.  AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Initial Investors (to the extent such Initial Investor still owns Registrable Securities) and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.



     11.  MISCELLANEOUS.

          a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable

Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

     If to the Company:

     Medical Resources, Inc.
     155 State Street
     Hackensack, New Jersey 07601
     Attention: Chief Executive Officer
     Facsimile:  (201) 488-8455

     With copy to:

     Werbel & Carnelutti
     A Professional Corporation
     711 Fifth Avenue
     New York, New York 10022
     Attention:  Stephen M. Davis, Esquire
     Facsimile:  (212) 832-3353

If to an Investor: to the address set forth immediately below such Investor's name on the signature pages to the Securities Purchase
Agreement.

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. This Agreement shall be enforced, governed by and construed in accordance with the laws of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the

United States Federal Courts located in Delaware with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

          e. This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          j. Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the shares of Preferred Stock then outstanding have been converted into or exercised for Registrable Securities.

          k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the Company and the undersigned Initial
Investors have caused this Agreement to be duly executed as of the date first above written.


MEDICAL RESOURCES, INC.

By:  /s/ William D. Farrell
     -----------------------
     William D. Farrell
     President and Chief Operating Officer



RGC INTERNATIONAL INVESTORS, LDC

By: Rose Glen Capital Management, L.P., Investment Manager
     By: RGC General Partner Corp.

By:  /s/ Wayne D. Bloch
     ------------------
     Wayne D. Bloch
     Managing Director

<EX.99a>

MEDICAL
RESOURCES, INC.
                         PRESS RELEASE

               MEDICAL RESOURCES, INC. ANNOUNCES
                    CLOSING OF PRIVATE PLACEMENT

Hackensack, New Jersey - July 23, 1997 - Medical Resources, Inc.
(NASDAQ: MRI) announced today it has closed a private placement of $18,000,000 of a newly designated series of 3% convertible preferred stock to an institutional investor. The Company intends to use the net proceeds of the private offering to fund acquisitions and for working capital and general corporate purposes.

The shares of preferred stock issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act.

Medical Resources specializes in the ownership, operation and management of diagnostic imaging centers. The Company operates 82 imaging centers in the Northeast (55), the Southeast (17), the Midwest (7) and California (3) and provides network management services to managed care organizations in these regions. Also, through its subsidiary StarMed Staffing, the Company provides temporary healthcare staffing to acute and sub-acute care facilities nationwide.
                         x    x    x    x    x

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with the acquisition of existing imaging centers, management of growth, limitations and delays in reimbursement and government regulation effects as well as operating risks. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

CONTACTS:
William D. Farrell
President and Chief Operating Officer
John P. O'Malley III
Executive Vice President - Finance
and Chief Financial Officer
Medical Resources, Inc.
(201) 488-6230



100905